UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 20, 2006

PacificNet Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-24985	91-2118007
(Commission File Number)	(IRS Employer Identification No.)

c/o PacificNet Inc.
23/F, Tower A, TimeCourt, No.6 Shuguang Xili,
Chaoyang District, Beijing, China 100028

(Address of principal executive offices and zip code)

011-852-2876-2900

(Registrant's telephone number including area code)

601 New Bright Building, 11 Sheung Yuet Road,
Kowloon Bay, Kowloon, Hong Kong

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

In a Current Report on Form 8-K previously filed by the Registrant on December 20, 2005, the Registrant announced the execution by its wholly-owned subsidiary, PacificNet Strategic Investment Holdings Limited ("PacificNet Holdings”), of an Agreement for the Sale and Purchase of 51% of Lion Zone Holdings Limited (the “Sale and Purchase Agreement”). Pursuant to the terms of the Sale and Purchase Agreement, PacificNet Holdings acquired a 51% interest in Lion Zone Holdings Limited ("Lion Zone"), which holds a 51% interest in Shenzhen GuHaiGuanChao Investment Consultant Co., Ltd. ("ChinaGoHi"), a wholly-owned foreign enterprise (WOFE) registered in China and a provider of DRTV infomercial marketing company for financial advisory services in China.

On November 20, 2006 PacificNet Holdings executed an agreement to terminate (the “Termination Agreement”), the Sale and Purchase Agreement with Lion Zone, ChinaGoHi and Mr. Wang Wenming (collectively, the “Sellers”). The Termination Agreement was effective as of November 1, 2006. As a result of the Termination Agreement, Mr. Wang Wenming and Lion Zone agreed to return to PacificNet Holdings, (1) HKD$3,000,000, (2) USD$100,000 in cash, and (3) 275,000 in restricted shares of the Registrant, and PacificNet Holdings returned its 51% interest in Lion Zone to Mr. Wang. Additionally, the Sellers agreed to waive PacificNet Holding’s obligation during the term of the Sale and Purchase Agreement to issue restricted shares of the Registrant and to provide certain loans to the Sellers. PacificNet Holdings reserved its right to re-purchase the 51% interest within 2 years of the date of signing the Termination Agreement for a purchase price of 5 times net profit based on U.S. GAAP audited financial for a period of 12 months after signing. All of the parties to the Termination Agreement agreed to waive any liabilities of each party which may result from the Termination Agreement.

The decision to terminate the Sale and Purchase Agreement was due to ChinaGoHi’s inability to obtain the approval of, and get the necessary license to operate from the China Securities Regulatory Commission (“CSRC”). The Chinese Broadcasting Bureau along with the CSRC banned the TV membership sales model, which was the model ChinaGo Hi employed in its business. The Sale and Purchase Agreement provided that if ChinaGoHi or Lion Zone was banned or in any way restricted from conducting business under the existing or new PRC laws or legislation during the period from signing the Sale and Purchase Agreement to July 1, 2006, and ChinaGoHi failed to change its business model in good faith to adapt to the new regulations, and such failure resulted in any shortcoming of the accumulated net profit, ChinaGoHi and Lion Zone would return to PacificNet Holdings all the cash and shares of the Registrant they obtained under the Agreement.

A copy of the Termination Agreement is attached hereto as Exhibit 10.21.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.21
Agreement among PacificNet Strategic Investment Holdings Limited, Shenzhen GuHaiGuanChao Investment Consultant Co., Ltd., Lion Zone Holdings Limited and Mr. Wang Wenming for the termination of “the Agreement of Sale and Purchase 51% Shares of Lion Zone Holdings Limited”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            PACIFICNET, INC.

                            By: /s/ Victor Tong
                            Name: Victor Tong
                            Title: President

Dated: November 27, 2006

Exhibit Index

Exhibit No.	Description
10.21
Agreement among PacificNet Strategic Investment Holdings Limited, Shenzhen GuHaiGuanChao Investment Consultant Co., Ltd., Lion Zone Holdings Limited and Mr. Wang Wenming for the termination of “the Agreement of Sale and Purchase 51% Shares of Lion Zone Holdings Limited”.